Exhibit 99.B1(b)



                            PBHG ADVISOR FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


     PBHG ADVISOR FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The sole Director of the Corporation has adopted resolutions to increase the aggregate number of shares of capital stock which the Corporation shall have the authority to issue from 5,000,000,000 to 10,000,000,000 shares with a par value of $.001 each.

     SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 5,000,000,000 shares with a par value of $.001 each, all of which shares have been designated as Common Stock and which shares were classified in the following series (portfolios):

         (a) 300,000,000 shares of the PBHG Advisor Core Value Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares);


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300,000,000 shares of the PBHG Advisor Blue Chip Growth Fund series (of which
100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Cash Reserves Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor High Yield Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Enhanced Equity Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth II Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Large Cap Concentrated Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Trend Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Value Opportunities Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the


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PBHG Advisor Global Technology & Communications Fund series (of which
100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth Opportunities Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Contrarian Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000
shares of the PBHG Advisor New Opportunities Fund series (of which 100,000,000 were classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I); 300,000,000 shares of the PBHG Advisor REIT Fund series (of which 100,000,000 shares were classified as Class A Shares; 100,000,000 as Class B shares; and 100,000,000 as Class I); and 300,000,000 shares of the PBHG Advisor Master Fixed Income Fund series (of which 100,000,000 were classified as Class A Shares; 100,000,000 as Class B; and 100,000,000 as Class I).

         (b) The remaining 500,000,000 shares designated as Common Stock were without further classification.


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     THIRD: All the shares of Common Stock of the Corporation, both classified and unclassified, collectively had an aggregate par value of $5,000,000.

     FOURTH: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 10,000,000,000 shares with a par value of $.001 each, all of which shares shall be designated as Common Stock and which shares shall be classified in the following series (portfolios):

         (a) 300,000,000 shares of the PBHG Advisor Core Value Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Blue Chip Growth Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Cash Reserves Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor High Yield Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Enhanced Equity Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000


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as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth II Fund series
(of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Large Cap Concentrated Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Trend Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class
B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Value Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Global Technology & Communications Fund series (of which 100,000,000 shares are classified as Class
A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth Opportunities Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class
B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Contrarian Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Opportunities Fund series
(of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B


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Shares; and 100,000,000 as Class I); 300,000,000 shares of the PBHG Advisor REIT
Fund series (of which 100,000,000 shares are classified as Class A Shares; 100,000,000 as Class B shares; and 100,000,000 as Class I); 300,000,000 shares of the PBHG Advisor Master Fixed Income Fund series (of which 100,000,000 are classified as Class A Shares; 100,000,000 as Class B; and 100,000,000 as Class
I); and 300,000,000 shares of the PBHG Advisor Short- Term Government Fund series (of which 100,000,000 shall be classified as Class A Shares; 100,000,000 as Class B; and 100,000,000 as Class I).

         (b) The remaining 5,200,000,000 shares designated as Common Stock are without further classification.

     FIFTH: Unissued shares of Common Stock (both classified and unclassified) may be classified and reclassified by the sole Director.

     SIXTH: All the shares of Common Stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $10,000,000.

     SEVENTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of Shares of Common Stock as set forth in
ARTICLE V of


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the Corporation's Charter, including such provisions with respect to Class B
Shares alone as are set forth in subsection (g) of section 5.2 of Article V, and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

     EIGHTH: The shares of the Corporation authorized, designated and classified pursuant to these Articles Supplementary have been so authorized by the sole Director of the Corporation under the authority contained in the Charter of the Corporation and Section 2-105(c) of the Maryland General Corporation Law (the "MGCL"), and these Articles Supplementary are filed pursuant to Section 2-208.1 of the MGCL.

     The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.


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     IN WITNESS WHEREOF, PBHG ADVISOR FUNDS, INC. has caused these Articles
Supplementary to be executed in its name and on its behalf by its President and witnessed by its Secretary on January 30, 1998.

                                            PBHG ADVISOR FUNDS, INC.

Witness:


/s/ John M. Zerr                            By: /s/ Gary L. Pilgrim
--------------------------                      -------------------------------
John M. Zerr, Secretary                         Gary L. Pilgrim, President


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